Exhibit 10.10

loanDepot.com, LLC

2009 INCENTIVE EQUITY PLAN

1. Purpose of Plan. This 2009 Incentive Equity Plan (the “Plan”) of loanDepot.com, LLC, a Delaware limited liability company (the “Company”), adopted by the Board of the Company on December 30, 2009, for employees, managers, consultants and advisers of the Company and its Subsidiaries (including, without limitation, Trilogy Management Investors, LLC, a Delaware limited liability company, which will hold Class Z Common Units on behalf of certain employees, managers, consultants and advisers of the Company and its Subsidiaries), is intended to advance the best interests of the Company and its Subsidiaries by providing those persons who have a substantial responsibility for their management and growth with additional incentives by allowing such persons to acquire an equity interest in the Company and thereby encouraging them to contribute to the success of the Company and its Subsidiaries and, in the case of employees, to remain in their employ. The availability and offering of Class Z Common Units under the Plan also is intended to increase the Company and its Subsidiaries’ ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Company and its Subsidiaries depends. The Plan is intended to be a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and, unless and until the Class Z Common Units are publicly traded, the issuance of Class Z Common Units pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

2. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

“Board” means the Board of Managers of the Company.

“Class Z Common Units” has the meaning given to such term in the Limited Liability Company Agreement.

“Committee” means the committee of the Board which may be designated by the Board to administer the Plan. The Committee, if so created by the Board, shall be composed of three or more managers as appointed from time to time to serve by the Board, or such other number of managers as may be determined by the Board in its sole discretion.

“Limited Liability Company Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement, dated as of December 30, 2009, among the Members of the Company set forth therein, as the same may be amended, supplemented or otherwise modified from time to time.

“Members” means the members of the Company as set forth from time to time on the Schedule of Unitholders to the Limited Liability Company Agreement.

“Participants” means present and future employees, managers, consultants or advisers of the Company or its Subsidiaries, and Trilogy Management Investors, LLC, as such persons may be selected in the sole discretion of the Committee.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Sponsor” means Parthenon LoanDepot Holdings, Inc., a Delaware corporation.

“Subsidiary” or “Subsidiaries” means any Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or a combination thereof and for this purpose a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses, shall be or control any managing director or general partner of such business entity (other than a corporation), or shall be able to appoint a majority of the members of the board of managers of such entity. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Units” has the meaning given to such term in the Limited Liability Company Agreement.

3. Class Z Common Units.

(a) Grant or Sale of Class Z Common Units. The Committee shall have the power and authority to grant without consideration or to sell to any Participant any Class Z Common Units at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Class Z Common Units granted or sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee (each a “Unit Grant Agreement”). Participants receiving grants or purchasing Class Z Common Units pursuant to this Plan shall be required, as a condition to such grant or purchase, to become a party to the Limited Liability Company Agreement and any other agreement or arrangement as determined by the Committee. Class Z Common Units may be further separated into separate classes of Class Z-1 Common Units, Class Z-2 Common Units, Class Z-3 Common Units and Class Z-4 Common Units, and each class may have different restrictions, limitations and conditions on such class (including without limitation, as to amounts payable to each class and cancellation of units); provided, however, that each Participant that is granted Class Z-1 Common Units, Class Z-2 Common Units or Class Z-3 Common Units must also receive Class Z-4 Common Units.

(b) Limitation on Aggregate Number of Class Z Common Units. The number of Class Z Common Units which may be granted or sold under the Plan shall not exceed, in the aggregate,

567,369.53 Class Z Common Units (of which 48,882.35 shall be Class Z-1 Common Units, 92,333.33 shall be Class Z-2 Common Units, 149,153.85 shall be Class Z-3 Common Units and 277,000.00 shall be Class Z-4 Common Units); provided that, to the extent any Class Z Common Units (i) expire, (ii) are canceled, terminated or forfeited in any manner, or (iii) are repurchased by the Company or Sponsor or any of their respective Subsidiaries or Affiliates, then in each case such Class Z Common Units shall again be available for issuance and sale under the Plan.

4. Administration of the Plan. The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan and (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee or the Board. Each action of the Committee or the Board shall be binding on all Participants.

5. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from any Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or Class Z Common Units issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

6. Rights of Participants. Nothing in this Plan or in any Unit Grant Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time (with or without cause), nor confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or Affiliates for any period of time or to continue his or her present (or any other) rate of compensation. No person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

7. Amendment, Suspension, and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without the approval of the Members of the Company to the extent such approval is required by law or agreement, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Unit Grant Agreements without the consent of the Participants affected thereby, except to the extent provided for in any such Unit Grant Agreement. No Class Z Common Units shall be issued hereunder after the tenth anniversary of the adoption of the Plan.

8. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Class Z Common Units issued hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 8 only if such Board or Committee member has acted in good faith and in a manner that such Board or Committee member reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Board or Committee member shall give the Company written notice thereof and an opportunity, at the Company’s own expense, to handle and defend the same before such Board or Committee member undertakes to handle and defend such action, suit or proceeding on his own behalf.

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